Exhibit 10.22
     THIS AGREEMENT (the “Agreement”) is made the 9th day of January 2008, by and between XSTREAM SYSTEMS, INC., a Florida corporation, located at 10305 102nd Terrace, Ste. 101, Sebastian, Florida (the “Company”), and Remetronix, Inc., a Florida corporation, located at 2190 Northwest Reserve Park Trace, Ste 13, Port Saint Lucie, Florida 34986 (the “Authorized Sales Agent or Field Service Provider”).
RECITALS:
(A)	The Company manufactures the Products (as defined below) and it is the desire of the parties that the Authorized Sales Agent or Field Service Provider shall promote, market, distribute, sell, deliver, assemble and service the Products in the Territory or Market Segment(s), pursuant to the terms and conditions of this Agreement (as defined in Attachments).

(B)	In the Interests of maintaining and enhancing the reputation of the Products, the parties recognize the need for, and importance of, the observance of high and consistent standards in the production, sale, distribution, assembly and servicing of the Products.
NOW THEREFORE, in consideration of the mutual representations, warranties and covenants contained in this Agreement, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.	APPOINTMENT OF AUTHORIZED SALES AGENT OR FIELD SERVICE PROVIDER

1.1	Subject to the terms and provisions of this Agreement, the Company grants to the Authorized Sales Agent or Field Service Provider and the Authorized Sales Agent/Field Service Provider accepts, the right to promote, market, distribute, sell, deliver, assemble and/or service the Products within the Territory and/or defined Market Segment(s). Authorized Sales Agent or Field Service Provider accepts all the appointment as described herein and in the Attachments as part of this Agreement.

1.2	If the Authorized Sales Agent/Field Service Provider accepts terms of exclusivity, the Company shall not appoint any other Authorized Sales Agent/field Service Provider of the Products for sale/service in the designated Territory/Market Segment(s) for the Warranty/Extended Warranty period, unless the Authorized Sales Agent/Field Service Provider fails to achieve sales benchmarks or has a shortfall in units purchased as defined in Attachment I, Section 6, “Minimum Purchases by Authorized Sales Agent” or fail to perform against service standards as defined in Attachments. If the Company sells Products directly into the Authorized Sales Agent Territory/Market Segment(s), then the Company may elect, in its sole discretion, to compensate the Authorized Sales Agent.

If Authorized Sales Agent fails to purchase the prescribed or agreed minimum quantity of the Products specified in Attachment I, Section 6, then the Company shall be entitled, in its sole discretion, to (a) appoint such other Authorized Sales Agent of the Products in the Territory/Market Segment as the Company sees fit, in its sole discretion (b) sell the Products directly in the Territory/Market Segment without any obligation to consider paying compensation to the Authorized Sales Agent as required by the preceding paragraph and/or (c) terminate the term of this Agreement.

1.3	The term “Products” as used in this Agreement shall mean:
1.3.1	the following products as manufactured by or for the Company as of the date of this Agreement:
1.3.1.1	Table Top XT 250 and following versions;

1.3.1.2	XT 250 accessories and equipment marketed under the trademark XStream SystemsTM;

1.3.1.3	spare parts and attendant sundries relating to the foregoing products; and

1.3.1.4	other products as may be agreed to in writing between the Company and the Authorized Sales Agent or Field Service Provider, in each party’s sole discretion.
1.4	The Company reserves the right to, in its sole and absolute discretion and from time to time, to discontinue the sale of any of the Products or change the price, design, materials or construction of the Products. The Company may make such changes affecting the form, fit or function of any Products as the Company, in its sole and absolute discretion and from time to time, determines without prior notice and without incurring any liability to Authorized
XStream Systems, Inc.
AUTHORIZED SALES AGENT OR FIELD SERVICE PROVIDER AGREEMENT

Sales Agent or Field Service Provider therefore, and the Company may deliver the models ordered subject to changes made subsequent to receipt of Authorized Sales Agent or Field Service Provider’s purchase order(s).

1.5	Descriptions and illustrations of the Products in the Company’s publicity material, price lists and the like are approximate and for general guidance only and the Company make no representation or warranty as to the accuracy of such information.

1.6	The Authorized Sales Agent or Field Service Provider shall not to modify, alter, add to or adapt the Products in any way without the Company’s prior written consent, which may be withheld in the Company’s sole discretion.

2.	TERRITORY AND/OR MARKET SEGMENT
The term “Territory” and/or “Market Segment(s)” as used in this Agreement are defined in Attachment I.
3.	DURATION OF AGREEMENT
The term of this Agreement will commence as of the date of this Agreement and will continue for a period of one (1) year, unless terminated in accordance with the provisions of this Agreement. The term of this Agreement will be automatically renewed for additional periods of one (1) year each, unless (i) either the Company or the Authorized Sales Agent or Field Service Provider notifies the other party in writing at least thirty (30) days prior to the expiration of the then-current term of this Agreement, that it does not wish to renew the term of this Agreement or (ii) any such term is sooner terminated in accordance with the terms and provisions of this Agreement. In addition, the term of this Agreement shall terminate:
3.1	with written thirty (30) notice by either party to the other party.

3.2	by the giving by the Company to the Authorized Sales Agent or Field Service Provider at any time of written notice having immediate effect, if the Company so elects in any of the following circumstances:
3.2.1	if the Authorized Sales Agent or Field Service Provider ceases to function as a going concern or ceases to conduct its operations in the normal course of business;

3.2.2	If the Authorized Sales Agent or Field Service Provider goes into liquidation or becomes bankrupt, or has an administrative receiver appointed over all or any of its assets, or makes any composition or arrangement with its creditors;

3.2.3	if an administrator is appointed in respect of the Authorized Sales Agent or Field Service Provider under the Insolvency Act 1986;

3.2.4	if the Authorized Sales Agent or Field Service Provider commits any breach of this Agreement, and shall not have cured such breach within ten (10) days of receiving written notice of such breach from the Company;

3.2.5	if the Authorized Sales Agent or Field Service Provider commits three (3) or more breaches of this Agreement within any twelve (12) month period regardless of whether or not such breaches were cured; or

3.2.6	if the Company itself insecure with respect to the financial condition of Authorized Sales Agent or Field Service Provider or the condition of Authorized Sales Agent or Field Service Provider’s account, or considers that Authorized Sales Agent or Field Service Provider’s financial standing does not warrant sales.
3.3	by the giving of notice by the either party under the provisions under notification provisions in this document.
Each party’s right of termination under this Section 3 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. No termination or expiration of the term of this Agreement shall release Authorized Sales Agent or Field Service Provider from any of Authorized Sales Agent or Field Service Provider’s obligations, debts or other liabilities to the Company, and the Company’s right to pursue all legal remedies will survive such termination or expiration unimpaired.
XStream Systems, Inc.
AUTHORIZED SALES AGENT OR FIELD SERVICE PROVIDER AGREEMENT

4.	LIMITED AUTHORITY OF AUTHORIZED SALES AGENT OR FIELD SERVICE PROVIDER

4.1	The Authorized Sales Agent or Field Service Provider shall not enter into any agreement or incur any liability on behalf of the Company, and the Authorized Sales Agent or Field Service Provider shall not hold itself out as the legal agent of the Company.

4.2	The Authorized Sales Agent or Field Service Provider shall be responsible for all its costs in operating its Distributorship and fulfilling its obligations pursuant to this Agreement, and the Company shall have no liability for any debts or obligations, which the Authorized Sales Agent or Field Service Provider may incur (whether in connection with the Distributorship or not).

4.3	The Authorized Sales Agent or Field Service Provider shall not make any representations or give any warranties in respect of the Products other than such as may be contained in the Company’s current publicity materials in respect of the Products or as may be specifically authorized in writing by the Company.

5.	AGREEMENT FOR SALE AND PURCHASE OF PRODUCTS
Subject to the terms and conditions of this Agreement, the Company will sell to the Authorized Sales Agent or Field Service Provider, and the Authorized Sales Agent or Field Service Provider will purchase from the Company, all its requirements of the Products for sale in the Territory/Market Segment. All orders are subject to acceptance or rejection by an authorized officer of the Company at its executive offices in Sebastian, Florida and are subject to the approval of the Company’s credit department. Authorized Sales Agent or Field Service Provider acknowledges and agrees that the Company has no obligation whatsoever to sell any Products to Authorized Sales Agent or Field Service Provider until and unless a purchase order for such Products has been accepted by the Company in writing and if accepted, then such obligation applies only with respect to the Products to which such accepted purchase order relates.
6.	PUBLICITY

6.1	The Company will liaison with the Authorized Sales Agent or Field Service Provider, to assist in the production of sales aids and literature in respect of the Products for the Territory/Market Segment(s). In addition the Company shall at its own cost provide to the Authorized Sales Agent or Field Service Provider a reasonable quantity of its brochures, point of sale package and materials in English. The form and usage of such aids and literature by the Authorized Sales Agent or Field Service Provider shall be in accordance with the Company’s then-current instructions and guidelines. All advertising for the products by the Authorized Sales Agent or Field Service Provider must be pre-approved by the company and meet company guidelines.

6.2	The Authorized Sales Agent or Field Service Provider shall undertake such reasonable advertising and publicity in the Territory/Market Segment(s) as shall be agreed with the Company.

6.3	The Authorized Sales Agent or Field Service Provider’s advertising and publicity shall use formats approved by the Company, from time to time. All advertising for the Products used by the Authorized Sales Agent or Field Service Provider shall first be approved by the Company (such approval not be unreasonably withheld) as to content, form, color and size. Where approval is required to be obtained by the Company pursuant to this clause the Company shall approve or disapprove any request by the Authorized Sales Agent or Field Service Provider within 10 working days of the Authorized Sales Agent or Field Service Provider’s request. If the Company fails to approve or disapprove any request by the Authorized Sales Agent or Field Service Provider within 10 working days of the Authorized Sales Agent or Field Service Provider’s request, then the Authorized Sales Agent or Field Service Provider’s request shall be deemed denied.

6.4	The Authorized Sales Agent or Field Service Provider shall not advertise any pricing information or conduct sales activities related to the Products on the Internet without prior written approval from XStream Systems Inc.
XStream Systems, Inc.
AUTHORIZED SALES AGENT OR FIELD SERVICE PROVIDER AGREEMENT

7.	STOCK OF PRODUCTS
Throughout the term of this Agreement, the Authorized Sales Agent or Field Service Provider shall always keep such stock of spare parts for the Products as the Authorized Sales Agent or Field Service Provider shall reasonably consider to be necessary (having regard to the sales and service of the Products in the Territory/Market Segment(s)) to meet all reasonable demands for maintenance, repair and servicing the Products. See attachment I.
8.	AUTHORIZED SALES AGENT OR FIELD SERVICE PROVIDER IS AN INDEPENDENT CONTRACTOR

8.1	Authorized Sales Agent or Field Service Provider is an independent Contractor and neither party is a joint venture, partner, principal, representative or agent of other party and this Agreement does not in any way create the relationships of joint venture, partnership, representation or principal and agent between the Company and Authorized Sales Agent or Field Service Provider.

8.2	Neither the Company nor Authorized Sales Agent or Field Service Provider shall have the power or ability to pledge the credit of the other party, nor to assume or create any obligation of any kind or nature, express or implied, in the name of or on behalf of the other party, nor to bind the other party, nor to contract in the name of or create a liability against the other party in any way for any purpose. Authorized Sales Agent or Field Service Provider shall not accept orders in the Company’s name or make delivery promises on behalf of the Company.

8.3	Authorized Sales Agent or Field Service Provider accepts exclusive liability for all contributions and payroll taxes required under social security laws and unemployment compensation laws and other payments under any laws of similar character in any applicable jurisdiction as to all persons employed by and working for Authorized Sales Agent or Field Service Provider.

9.	DELIVERY OF PRODUCTS AND PASSING OF RISK
9.1	Unless otherwise specified in writing by an authorized officer of the Company, all Products sold by the Company to Authorized Sales Agent shall be delivered FOB Origin, Freight Prepaid, to the Authorized Sales Agent’s or customer factory/warehouse, by surface carrier. FOB Origin, Freight Prepaid, is defined as: Company pays and bears standard freight charges and Authorized Sales Agent owns goods in transit and files claims (if any). The Authorized Sales Agent or Field Service Provider shall not drop ship any Products to any location outside the Territory/Market Segment(s). Authorized Sales Agent or Field Service Provider shall be responsible for arranging all transportation of Products, but if requested by Authorized Sales Agent or Field Service Provider, the Company may, at Authorized Sales Agent or Field Service Provider’s cost and expense and without any liability or obligation to Authorized Sales Agent or Field Service Provider or any other Person, assist Authorized Sales Agent or Field Service Provider in making such arrangements. Authorized Sales Agent or Field Service Provider shall also procure insurance for the transportation of the Products. Unless Authorized Sales Agent or Field Service Provider specifically requests a carrier in writing and pays in advance for such carrier, the Company reserves the right to select Authorized Sales Agent or Field Service Provider’s carrier for shipments of Products. The Company shall have no obligation to deliver the Products to any person other than to Authorized Sales Agent or Field Service Provider’s carrier at the Company’s warehouse. For purposes of this Agreement (including for purposes of the applicable Product warranty period), the terms “delivery” and “deliver” and related derivatives of such terms shall mean transfer of possession of the Products to Authorized Sales Agent or Field Service Provider’s carrier, and delivery of the applicable Product shall be deemed to have occurred on the date that the Company delivers the Products to Authorized Sales Agent or Field Service Provider’s carrier.

9.2	Title to, and all risks of loss and damage to, and liability for loss and damage to, the Products, shall pass to Authorized Sales Agent upon delivery of the Products to Authorized Sales Agent carrier at the Company’s warehouse. Authorized Sales Agent assumes responsibility for all risks of loss and damage to, and liability for loss and damage to, the Products after they are delivered to Authorized Sales Agent’s carrier at the Company’s warehouse. Once the transfer of possession to Authorized Sales Agent carrier is completed, Authorized Sales Agent shall be deemed to have accepted delivery of the Products and the Company’s liability for the Products shall cease. The Company shall not be liable for any damage, destruction, loss or theft to the Products in transit.

9.3	The Company shall use commercially reasonable efforts to deliver the Products under any accepted purchase order on or around the date specified in such purchase order; however, the stated time of delivery is an estimate only, and the Company shall be absolved from any liability for delayed delivery, non-delivery or partial delivery caused by acts
XStream Systems, Inc.
AUTHORIZED SALES AGENT OR FIELD SERVICE PROVIDER AGREEMENT

of God, natural disasters, fires, accidents, strikes, lockouts, acts of war or civil disruption, riots, acts of terrorism, public utility failures, shortage of or inability to obtain material, supplies, fuel, labor or shipping facilities, any acts, demands, orders, laws, rules and/or regulations of municipal, local, state or federal government or any department or agency thereof, whether or not legally binding on the Company, or any other contingency beyond the control of the Company. The Company’s time for making or completing delivery shall be extended for the duration of any such delays, except that if any such delay extends for more than 180 days due to such event or series of events, the other party may rescind any outstanding orders and terminate this Agreement, effective immediately, without liability. Except as set forth above or by mutual written agreement of the parties, no accepted purchase order may be canceled by Authorized Sales Agent or Field Service Provider as a result of delays in delivery or for any other cause.

9.4	Unless otherwise agreed in writing, the Company reserves the right to make partial delivery independently of the remaining portion of the order, and to submit invoices for partial deliveries in accordance with the terms and conditions of this Agreement. Authorized Sales Agent or Field Service Provider shall accept any such partial shipments. If any part of the Products is not delivered by the Company, or is not in accordance with the description contained in the purchase order, the order for the remainder of the Products and the respective obligations of Authorized Sales Agent or Field Service Provider and the Company in connection therewith shall in no way be affected.

9.5	All Products shall be inspected by Authorized Sales Agent or Field Service Provider upon delivery. All claims for damages or defects to Products or loss or shortages of Products shall be filed by Authorized Sales Agent or Field Service Provider directly with the carrier within five (5) days after delivery of the applicable order to the Authorized Sales Agent or Field Service Provider or its customers (whichever is earlier), and Authorized Sales Agent or Field Service Provider shall notify the Company of any such claim during such 5-day period. All such damages, defects, losses or shortages must be noted on the freight bill. Unless notice is given as provided in this section, Authorized Sales Agent or Field Service Provider shall be deemed to have waived all claims for shortages, defect, damage or loss.

9.6	In addition to any other rights and remedies that the Company may have under applicable law, under this Agreement, the Company may, in its sole and absolute discretion, upon written notice to Authorized Sales Agent or Field Service Provider, cancel any orders previously accepted by the Company or delay the delivery of any of the Products covered thereby if Authorized Sales Agent or Field Service Provider breaches or is in default of any of its representations, covenants or obligations under this Agreement and/or such documents, or if the Company, in its sole and absolute discretion, considers that Authorized Sales Agent or Field Service Provider’s financial standing or the status of Authorized Sales Agent or Field Service Provider’s account does not warrant sales or the extension of credit under the terms in this Agreement or if the Agreement is terminated.

9.7	The Company’s warranty for the Products sold under this Agreement (the “Company Warranty”) will be the Company’s then-current North American warranty on the date the order for such Products is accepted by the Company. Any future revisions to the Company Warranty will be deemed to be a part hereof at the earlier of the time the Company Warranty is delivered to Authorized Sales Agent or Field Service Provider or is posted on the Company’s website. The one year “Extended Company Warranty” is available to Customers through the Authorized Sales Agent or Field Service Provider for a fee and will continue the then-current North American warranty as of the anniversary date of the installation, (see Attachments).

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EXCEPT FOR SUCH THE COMPANY WARRANTIES, THE COMPANY SPECIFICALLY DISCLAIMS AND MAKES NO WARRANTY, WHETHER EXPRESS OR IMPLIED, REGARDING THE PRODUCTS, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY EXPRESS OR IMPLIED WARRANTY THAT ANY PRODUCT, PART OR ACCESSORY IS DELIVERED FREE OF CLAIMS OF THIRD PARTIES BY WAY OF INFRINGEMENT OR OTHERWISE. ADDITIONAL DISCLAIMERS ARE SET FORTH IN THE COMPANY’S WARRANTY. IN ADDITION, THE LIABILITY OF THE COMPANY IS LIMITED PURSUANT TO THE TERMS OF SECTION 23 OF THIS AGREEMENT.

10.	OBLIGATION ON COMPANY

10.1	The Company shall not be bound to accept any order from the Authorized Sales Agent or Field Service Provider for the Products. The Company undertakes that for so long as the Authorized Sales Agent or Field Service Provider is not in breach of its payment or other obligations under this Agreement it will use all reasonable endeavors to accept orders from the Authorized Sales Agent or Field Service Provider for the supply of the Products (but orders which the Company refuses to accept shall be counted towards the discharge of the minimum quantity obligations of the
XStream Systems, Inc.
AUTHORIZED SALES AGENT OR FIELD SERVICE PROVIDER AGREEMENT

Authorized Sales Agent or Field Service Provider under Attachment 1 hereof) and thereafter to fulfill such orders within the time limits (if any) quoted provided that it shall not be a term of the contractual relationship between the Company and the Authorized Sales Agent or Field Service Provider that any of the Products will be delivered on or before a specific date but that these shall be supplied within a reasonable period of the stated delivery date if the stated delivery date cannot be met.
Additional Provisions
11.	INTELLECTUAL PROPERTY

11.1	Products and licensed materials purchased under this Agreement may bear trade names, trademarks, service marks, logos, symbols or other commercial designations of the Company (collectively, the “Company Marks”) and/or may contain or include other intellectual property rights of the Company (collectively, together with the Company Marks, the “IP Rights”).

11.2	The Company hereby grants to Authorized Sales Agent or Field Service Provider non-exclusive, non-transferable license to use the Company Marks in Authorized Sales Agent or Field Service Provider’s in accordance with its obligations pursuant to this Agreement, provided such use conforms to the Company’s then-current standards and guidelines relating thereto which the Company may adopt from time to time.

11.3	During the term of this Agreement, the Authorized Sales Agent or Field Service Provider is hereby licensed the non-exclusive right to use the designation “Authorized Sales and Service Authorized Sales Agent or Field Service Provider of XStream Systems Products” or any such modifications as may be authorized by the Company in writing, provided such use conforms to the Company’s then-current standards and guidelines relating thereto which the Company may adopt from time to time.

11.4	At the Company’s option, use of the Company Marks by Authorized Sales Agent or Field Service Provider (and any other IP Rights that the Company may authorize Authorized Sales Agent or Field Service Provider to use by separate written agreement) may be made subject to pre-publication or pre-use review and approval by the Company. If in the Company’s sole and absolute discretion, any use of the Company Marks or such other IP Rights by Authorized Sales Agent or Field Service Provider is deemed detrimental to the Company or is deemed undesirable, the Company may withdraw approval for any specific use or permission to use such IP Rights without any liability as a result thereof.

11.5	Authorized Sales Agent or Field Service Provider acknowledges that all IP Rights, whether or not registered, constitute the exclusive property of the Company and the Company Marks (and any other IP Rights that may have been separately authorized) can only be used during the term of this Agreement in connection with promoting, marketing, distributing, selling, delivering, assembling and servicing the Products in the Territory.

11.6	Except for this limited permission to use the Company Marks, no rights to the IP Rights are transferred under this Agreement. Authorized Sales Agent or Field Service Provider acknowledges that the Company is the exclusive owner of the IP Rights and, except as expressly authorized in this section, Authorized Sales Agent or Field Service Provider shall not use the Company Marks or any confusingly similar trade names, trademarks, logos or symbols in any manner whatsoever, including as any part of Authorized Sales Agent or Field Service Provider’s corporate name or trade names or in any internet domain name owned or operated by Authorized Sales Agent or Field Service Provider or on Authorized Sales Agent or Field Service Provider’s behalf, or use any other IP Rights, without first receiving the prior written approval of the Company, which approval may be withheld by the Company in its sole and absolute discretion.

11.7	Authorized Sales Agent or Field Service Provider shall not register or attempt to register (or seek other rights, interest or priority with respect to) any IP Rights in any country in the world (or in any jurisdiction therein), whether or not any such country or jurisdiction permits or authorizes Authorized Sales Agent or Field Service Provider to so register or obtain rights, interests or priority with respect to any such IP Rights. In the event Authorized Sales Agent or Field Service Provider should acquire any rights to any IP Rights anywhere in the world, such rights are hereby assigned to the Company and Authorized Sales Agent or Field Service Provider shall promptly execute and delivery to the Company any documents necessary to effect an unconditional, complete and irrevocable assignment to the Company without requiring any payment by or any other consideration from the Company. In any event, upon any termination or expiration of this Agreement, this limited permission to use the Company Marks and any permission to use other IP Rights that may have been authorized by separate agreement shall be immediately terminated, Authorized Sales Agent or Field Service Provider shall immediately cease to use any and all IP Rights, and Authorized Sales Agent or Field Service Provider shall execute any and all documents necessary to evidence the termination of its use of any and all IP Rights, and to transfer any rights therein to the Company without requiring any payment by or any other consideration from the Company. The Authorized Sales Agent or Field Service Provider will have no right in the trademarks or in any other form of intellectual property in the Products.

11.8	The Authorized Sales Agent or Field Service Provider shall not affix to any of the Products any trademarks of its own nor any label, badge or the like save such as indicates, with no greater prominence than that with which the relevant one of the Company Marks is displayed, the Authorized Sales Agent or Field Service Provider as the source of supply of the Products to the customer.

12.	INSURANCE

12.1	During the term of this Agreement and for a period of not less than one (1) year following the termination of the Term, the Authorized Sales Agent or Field Service Provider shall, at its sole cost and expense, maintain in full force and effect, the following insurance: (i) comprehensive general liability insurance, including contractual liability insurance on an “occurrence” basis against claims for bodily injury or death, including personal injury, and property damage, with limits of not less than ($1,000,000) per person and not less than ($1,000,000) per occurrence and loss, damage or destruction of the Products., or coverage as amended in Terms and Conditions. The Company does not represent or warrant that
XStream Systems, Inc.
AUTHORIZED SALES AGENT OR FIELD SERVICE PROVIDER AGREEMENT

such insurance coverage is sufficient to protect the Authorized Sales Agent or Field Service Provider and Authorized Sales Agent or Field Service Provider must independently determine the appropriate coverage.

12.2	All policies of insurance that the Authorized Sales Agent or Field Service Provider is required to maintain under this Agreement shall provide that the Company shall be an additional insured. In addition, all such policies shall contain an agreement on the part of the insurers that, in the event of cancellation of the policy in whole or in part, or a reduction as to coverage or amount thereof, whether initiated by the insurer or any insured, the insurer shall provide at least thirty (30) days’ advance written notice to the Company prior to such cancellation or reduction in coverage.

12.3	The Authorized Sales Agent or Field Service Provider shall furnish the Company evidence that it has obtained the insurance required to be maintained pursuant to this Section. Such evidence shall be in the form of insurance certificates which shall contain the notice provision as well as the additional insured or loss payee requirement described above.

13.	ASSIGNMENT

13.1	The appointment of Authorized Sales Agent or Field Service Provider pursuant to this Agreement is personal to the Authorized Sales Agent or Field Service Provider. Authorized Sales Agent or Field Service Provider may not transfer or assign this Agreement nor any of its rights and obligations hereunder, in whole or in part, without the prior written consent of the Company, which consent may be withheld by the Company in its sole and absolute discretion. Any unauthorized transfer or assignment, or attempt to transfer or assign, shall automatically terminate this Agreement.

13.2	The Company may transfer or assign this Agreement or any of is rights and obligations hereunder, in whole or in part, (a) without notice to the Authorized Sales Agent or Field Service Provider, to any subsidiary, parent or associated company of the Company and (b) to any other person with the prior consent of the Authorized Sales Agent or Field Service Provider, such consent not to be unreasonably withheld or delayed on giving not less than thirty (30) days’ notice in writing to the Authorized Sales Agent or Field Service Provider, to any other company, firm or person.

13.3	Without limiting the general meanings of the terms “transfer”, “assign” or “assignment”, for purposes of this Agreement, each the following events (each, a “Change in Control”) shall be deemed to constitute an “assignment” for purposes of this Agreement: if Authorized Sales Agent or Field Service Provider (i) sells all or substantially all of its assets in a single transaction or series of related transactions; (ii) sells, or one or more of its shareholders, partners, members or principals (as applicable) sells, a sufficient number of Authorized Sales Agent or Field Service Provider’s voting securities, partnership interests, membership interests or other equity interests (as applicable) (in any case, the “Equity Interests”), whether by tender offer, original issuance, a single or series of related purchase and sale transactions, a combination of any of the foregoing, or otherwise, sufficient to confer on the purchaser or purchasers thereof (whether individually or in a group) the ability to Control (as such term is hereinafter defined) Authorized Sales Agent or Field Service Provider; or (iii) is party to a merger, consolidation, recapitalization or combination, other than any merger, consolidation, recapitalization or combination that would result in the holders of the majority of the Equity Interests of Authorized Sales Agent or Field Service Provider outstanding immediately prior thereto continuing to hold more than 50% of the combined voting power of the voting securities of Authorized Sales Agent or Field Service Provider (or such surviving entity) outstanding immediately after such merger, consolidation, recapitalization or combination. For purposes of this Agreement, the term “Control”, with respect to any specified person (the “specified Person”), shall mean the possession, directly or indirectly by any Person of the power to direct or cause the direction of the management and policies of such specified Person, whether through the ownership of voting securities, by contract or otherwise.

14.	CONSEQUENCES OF TERMINATION

14.1	Termination of the term of this Agreement for any reason or for no reason shall be without prejudice to the accrued rights of either party.

14.2	On termination of the term of this Agreement the Authorized Sales Agent or Field Service Provider shall immediately:
14.2.1	return all items in its possession or control;

14.2.2	return or destroy, as the Company shall determine all items in its possession or control;

14.2.3	deliver the Confidential information (as defined below) to the Company;

14.2.4	cease to use or to have any right to use the Trademarks and the designation “XStream Systems Authorized Sales Agent or Field Service Provider”, nor shall it use any name which might lead a customer or supplier or a potential customer or supplier to believe that it has any connection with the sale and installation of XStream Systems’ products without the Company’s prior written consent; and

14.2.5	all unfulfilled orders from Authorized Sales Agent or Field Service Provider, whether received prior or subsequent to a termination notice shall be immediately terminated, and the Company shall not be liable to Authorized Sales Agent or Field Service Provider in any manner whatsoever on account of such termination or expiration.
14.3	Orders uncompleted by, and stocks of the Products remaining in the hands of, the Authorized Sales Agent or Field Service Provider at the date of termination shall be dealt with by the Company as it may reasonably determine, provided that without prejudice to the generality of the foregoing, the Company may, if termination is effected, purchase back at the net invoiced cost to the Authorized Sates Agent or Field Service Provider all or any of the Products in the hands of the Authorized Sales Agent or Field Service Provider (and not sold or on agreed sale) at the time when notice of termination is given, less a handling charge of 15%. Alternatively, in the Company’s option, in its sole discretion, it may elect not to purchase back all or any of the Products in the hands of the Authorized Sales Agent or Field Service Provider (and not sold or on agreed sale) at the time when notice of termination is given and to permit the Authorized Sales Agent or Field Service Provider to sell such Products.
XStream Systems, Inc.
AUTHORIZED SALES AGENT OR FIELD SERVICE PROVIDER PROVISIONS

14.4	Upon the termination or expiration of the term of this Agreement all rights granted to Authorized Sales Agent or Field Service Provider hereunder shall immediately and automatically cease and terminate.

15.	OWNERSHIP OF THE PRODUCTS

15.1	Until the Authorized Sales Agent or Field Service Provider has paid in full for the Products, which it has purchased pursuant to this Agreement, the Company has the right to enter the premises of the Authorized Sales Agent or Field Service Provider or its agents, with appropriate transport, and to take repossession of the Products.

15.2	Until title to the Products passes to the Authorized Sales Agent or Field Service Provider, the Authorized Sales Agent or Field Service Provider shall hold the Products and any proceeds of sale thereof in a fiduciary capacity for and to the account of the Company.

15.3	Until such payment under this Agreement between the Company and the Authorized Sales Agent or Field Service Provider has been made in full, in the event of sale of the Products by the Authorized Sales Agent or Field Service Provider:
15.3.1	the Company shall be entitled to trace all proceedings of sale received by the Authorized Sales Agent or Field Service Provider through any bank or other account maintained by the Authorized Sales Agent or Field Service Provider; and

15.3.2	the Authorized Sales Agent or Field Service Provider shall if requested by the Company in writing to do so assign its right to recover the selling price of the Products from the third parties concerned.
16.	INDEMNIFICATION
Authorized Sales Agent or Field Service Provider shall indemnify, defend, exonerate and hold the Company and each of its past, present and future officers, directors, employees, independent contractors and agents harmless from and against, and will pay or reimburse, at the Company’s option, each such person for, any and all claims, suits, action, proceedings, demands, judgments, losses, liabilities, obligations, damages, costs and expenses (including any and all fees, costs of investigation or defense and reasonable attorneys’ fees and expenses) based upon, arising out of, or in any way related to (a) any breach or default of any representation, warranty, covenant, obligation or agreement made by Authorized Sales Agent or Field Service Provider in this Agreement, (b) Authorized Sales Agent or Field Service Provider’s conduct of its business; (c) Authorized Sales Agent or Field Service Provider’s ownership or possession of property including, without limitation, the Products, or (d) any negligent act, misfeasance or nonfeasance by Authorized Sales Agent or Field Service Provider or any of Authorized Sales Agent or Field Service Provider’s employees, independent contractors or agents. The Company and each person indemnified hereunder shall have the right to select counsel to defend the Company and to control the defense in any such claim, suit, action or other proceeding. Authorized Sales Agent or Field Service Provider shall cooperate with the Company and each such person in the defense.
17.	CONFIDENTIALITY

17.1	For the purposes of this Agreement, “Confidential Information” shall mean all information, including proprietary information, intellectual property information and trade secrets, regarding the business, assets, products, proposed products, operations and/or financial condition of the Company which the Company and/or officers, directors, employees, independent contractors and agents furnishes (or furnished before the date hereof) to Authorized Sales Agent or Field Service Provider and/or any of Authorized Sales Agent or Field Service Provider’s officers, directors, employees, independent contractors and agents, whether in oral, written, recorded, encoded, graphic, electronic, magnetic or other form. Any confidential information provided by Authorized Sales Agent or Field Service Provider shall be the subject of a separate written agreement between Authorized Sales Agent or Field Service Provider and the Company. In the absence of such agreement, any information provided by Authorized Sales Agent or Field Service Provider to the Company shall not be deemed confidential, notwithstanding any notices or markings to the contrary.

17.2	Authorized Sales Agent or Field Service Provider shall (and Authorized Sales Agent or Field Service Provider shall cause its officers, directors, employees, independent contractors and agents to), during the term of this Agreement and for as long as such information remains Confidential Information of the Company in accordance with this Agreement, safeguard and maintain the Confidential Information in strict confidence and not directly or indirectly use the Confidential Information or disclose it to third parties except as expressly required to fulfill Authorized Sales Agent or Field Service Provider’s obligations to the Company under this Agreement. Authorized Sales Agent or Field Service Provider shall exercise the same degree of care and employ the same procedures that it uses to protect its own confidential and proprietary information, but in no event shall Authorized Sales Agent or Field Service Provider exercise less than a reasonable degree of care in protecting such Confidential Information.

17.3	Promptly upon notice by the Company for any reason whatsoever, Authorized Sales Agent or Field Service Provider shall (and Authorized Sales Agent or Field Service Provider shall return the Confidential Information to the Company.

17.4	Without the prior written consent of the other party, neither Authorized Sales Agent or Field Service Provider nor the Company shall disclose the terms or content of this Agreement to any Person other than as required by law or, on a need to know basis to its employees, officers, directors, consultants and advisors.

17.5	Authorized Sales Agent or Field Service Provider shall have no obligation concerning any portion of the Confidential Information that it can demonstrate: (i) was known to Authorized Sales Agent or Field Service Provider before receipt from the Company; (ii) is or becomes generally available to the public in a manner other than as a result of disclosure by Authorized Sales Agent or Field Service Provider or Authorized Sales Agent or Field Service Provider’s officers, directors, employees, independent contractors, or agents, (iii) is or becomes available to Authorized Sales Agent or Field Service Provider on a non-confidential basis from a source other than the Company, which source obtained the information lawfully and is under no confidentiality obligations to the Company; or (iv) is approved for release in writing by the Company.

17.6	The parties acknowledge that the Company will be irreparably damaged (and damages at law would be an inadequate remedy) if the confidentiality obligations set forth in this Agreement are not specifically enforced. Therefore, in the event of a breach or threatened breach by Authorized Sales Agent or Field Service Provider of the obligations under this Agreement, then the Company shall be entitled, in addition to all other rights or remedies, (i) to an injunction restraining such breach, without
XStream Systems, Inc.
AUTHORIZED SALES AGENT OR FIELD SERVICE PROVIDER PROVISIONS

being required to show any actual damage or to post an injunction or other bond, or (ii) to a decree for specific performance of this Agreement, or both.

18.	LIMITATION ON LIABILITY.
NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, THE LIABILITY OF THE COMPANY, IF ANY, AND AUTHORIZED SALES AGENT OR FIELD SERVICE PROVIDER’S SOLE AND EXCLUSIVE REMEDY FOR DAMAGES FOR ANY CLAIM OF ANY KIND WHATSOEVER (INCLUDING, WITHOUT LIMITATION, CLAIMS OF ANY KIND RELATED TO OR ARISING OUT OF ANY MARKETING, DISTRIBUTION, PURCHASE, SALE, ORDER, DELIVERY, ASSEMBLY, INSTALLATION, SHIPMENT, SERVICE OR USE OF PRODUCTS), WHETHER BASED ON BREACH OF CONTRACT, NEGLIGENCE, INFRINGEMENT OF ANY RIGHTS OF ANY PERSON, PRODUCT LIABILITY, INDEMNITY, SUBROGATION OR CONTRIBUTION, AND REGARDLESS OF THE LEGAL THEORY OR THE DELIVERY OR NON-DELIVERY OF THE PRODUCTS, SHALL NOT BE GREATER THAN THE ACTUAL PURCHASE PRICE OF THE SPECIFIC PRODUCTS WITH RESPECT TO WHICH SUCH CLAIM IS MADE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, UNDER NO CIRCUMSTANCE WILL THE COMPANY BE LIABLE TO AUTHORIZED SALES AGENT OR FIELD SERVICE PROVIDER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER, INCLUDING COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PRESENT OR PROSPECTIVE PROFITS, EXPENDITURES, INVESTMENTS OR COMMITMENTS, WHETHER MADE IN THE ESTABLISHMENT, DEVELOPMENT OR MAINTENANCE OF BUSINESS REPUTATION OR GOOD WILL, COST OF SUBSTITUTE PRODUCTS, COST OF CAPITAL, AND/OR THE CLAIMS OF ANY PERSON, OR FOR ANY OTHER REASON WHATSOEVER THE COMPANY ASSUMES NO RISK AND SHALL BE SUBJECT TO NO LIABILITY FOR DAMAGES OR LOSS RESULTING FROM THE SPECIFIC USE OR APPLICATION MADE OF THE PRODUCTS.
19.	FORCE MAJEURE
Neither party shall be responsible under this Agreement for delays or failures in performance resulting from natural disasters, fires, accidents, strikes, lockouts, acts of war or civil disruption, riots, acts of terrorism, public utility failures, shortage of or inability to obtain material, supplies, fuel, labor or shipping facilities, any acts, demands, orders, laws, rules and/or regulations of municipal, local, state or federal government or any department or agency thereof, whether or not legally binding on such party. A party relying on such an event to excuse its performance hereunder shall immediately notify the other party in writing of the nature of that event and the prospects for that party’s future performance and shall thereafter, while that event continues, respond promptly and fully in writing to all requests for information from the other party relating to that event and those prospects. If performance by either party is delayed more than 180 days due to such event or series of events, the other party may rescind any outstanding orders and terminate this Agreement, effective immediately, without liability.
20.	BINDING EFFECT.
All references to Authorized Sales Agent or Field Service Provider and the Company or to any other Person herein, shall include their respective successors and assigns, and this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Company and Authorized Sales Agent or Field Service Provider and their respective successors and assigns.
21.	UNENFORCEABLE PROVISIONS.
If any term, condition, or provision of this Agreement shall be found to be illegal or unenforceable to any extent for any reason, such provision shall be modified or deleted so as to make the balance of this Agreement, as modified, valid and enforceable to the fullest extent permitted by law.
22.	DISPUTE RESOLUTION; CHOICE OF FORUM; GOVERNING LAW; SERVICE OF PROCESS.

22.1	In the event that any controversy, claim or dispute of whatever nature arises between the parties relating to this Agreement, any Product, or the construction, interpretation, performance, breach, termination, enforceability or validity of this Agreement or any such document, or any prior relationship between the parties (a “Dispute”), then the parties will use commercially reasonable efforts to try to resolve such Dispute in good faith, and if necessary include members of upper level management in discussions or negotiations between the parties, as appropriate. However, the foregoing provision shall not be deemed to establish or constitute a pre-condition or pre-requisite to the institution of any legal proceedings or other proceedings permitted under this Section.

22.2	The Company and Authorized Sales Agent or Field Service Provider irrevocably (a) consent and submit to the exclusive jurisdiction of any court of the State of Florida and the United States District Court for Florida with respect to any litigation, action, suit or proceeding instituted or arising under this Agreement, or in any way connected with or related or incidental to the dealings or relationship of the parties hereunder, (b) acknowledge and agree that such courts are convenient forums for any litigation, action, suit or proceeding arising out of or relating to this Agreement, or in any way connected with or related or incidental to the dealings or relationship of the parties hereunder, and hereby irrevocably waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such litigation, action, suit or proceeding brought in such a court and any claim that any such litigation, action, suit or proceeding brought in such a court has been brought in an inconvenient forum, and agree that any Dispute shall be heard only in the courts described above (except that the Company shall have the right to bring any action or proceeding against Authorized Sales Agent or Field Service Provider or its property in the courts of any other jurisdiction which the Company deems necessary or appropriate in order to enforce its rights against Authorized Sales Agent or Field Service Provider or its property).

22.3	The Company and Authorized Sales Agent or Field Service Provider further agree that process may be served upon each such party in any manner authorized under the laws of the United States or Florida, and waive any objections that such parties may otherwise have to such process. The Company and Authorized Sales Agent or Field Service Provider agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

22.4	The validity, interpretation and enforcement of this Agreement and any Dispute, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Florida (without giving effect to principles of conflicts of law).

23.	CERTAIN REPRESENTATIONS AND WARRANTIES.
Authorized Sales Agent or Field Service Provider and the Company each represent and warrant to the other that (i) the undersigned signatory has full power and authority to execute and deliver this Agreement and all other documents contemplated hereby on behalf of such party, (ii) the execution,
XStream Systems, Inc.
AUTHORIZED SALES AGENT OR FIELD SERVICE PROVIDER PROVISIONS

delivery and performance of this Agreement has been duly authorized by such party, and this Agreement is valid and enforceable in accordance with its terms, subject only to applicable laws relating to insolvency, bankruptcy, debtor’s relief and similar limitations; and (ii) the execution and delivery by such party of the Agreement and the performance of and compliance with the respective terms thereof by such party do not and shall not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under or (c) result in a violation of the organizational documents of such party, or any agreement, instrument, license or permit to which such Purchaser is subject, or any law, rule or regulation applicable to such party.
24.	HEADINGS FOR REFERENCE ONLY.
The headings contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.
25.	NO CONSTRUCTION AGAINST DRAFTSMEN.
Authorized Sales Agent or Field Service Provider and the Company acknowledge that this is a negotiated agreement, and that in no event shall the terms of this Agreement be construed against either party on the basis that such party, or its counsel, drafted this Agreement.
26.	COUNTERPARTS.
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.
27.	SERVICE OF NOTICE
All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including electronic transmission) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, electronically transmitted, or mailed (airmail if international) by registered or certified mall (postage prepaid), return receipt requested, addressed to the address set forth above or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by electronic transmission; and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.
28.	WAIVER
Failure by the Company or the Authorized Sales Agent or Field Service Provider to enforce at any time any of the provisions of this Agreement, and indulgence as to time or otherwise, shall not be constructed as a waiver of any part of the Company’s rights nor affect the validity of this Agreement or any part thereof.
29.	ENTIRE AGREEMENT.
This Agreement and Attachment(s) represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

XStream Systems, Inc.

ALAN CLOCK
(Signature)

VP
(Title)

Remetronix, Inc.

RUSSELL J. KNOWLES (Name)

/s/ Russell J. Knowles (Signature)

CEO (Title)
XStream Systems, Inc.
AUTHORIZED SALES AGENT OR FIELD SERVICE PROVIDER PROVISIONS

Remetronix, Inc. and XStream Systems Inc.
Authorized Sales Agent
ATTACHMENT I
Terms and Conditions
1.	AUTHORIZED SALES AGENT DUTIES

1.1	The Authorized Sales Agent shall use its best efforts to promote market, distribute, sell, deliver, assemble and service the Products within the Territory/Market Segment. Without limiting the generality of the foregoing, the Authorized Sales Agent shall:
1.1.1	properly store and care for the Products purchased pursuant to this Agreement and protect such Products from damage or destruction from any cause;

1.1.2	use any point of sale package supplied by the Company in the appropriate local language for the Territory/Market Segment (i.e. English) including posters and in store merchandising materials, which shall be displayed on the Authorized Sales Agent’s premises;

1.1.3	use replacement point of sale materials from the Company as and when supplied;

1.1.4	provide and/or coordinate technical support and training programs in the proper use of, the Products;

1.1.5	not remove or alter any label, marking or package insert, or add any label, marking or sticker to a label, marking or package insert, that is on any Product or related packaging without the Company’s prior written consent;

1.1.6	cooperate with the Company to meet all requirements of the applicable regulatory agencies relating to the manufacture of the Products, including good manufacturing practices and other requirements of such regulatory agencies;

1.1.7	cooperate with the Company if the Company is required to file and seek product registrations and regulatory approvals for the sale of the Products in any jurisdiction within the Territory/Market Segment (all such registrations and approvals shall be in the name of the Company);

1.1.8	employ sales representatives to be engaged, as to the whole or some reasonably substantial part of its time, in the promoting, marketing, distributing, selling, delivering, assembling and servicing the Products;

1.1.9	ensure that all information supplied by the Company on the assembly and use of the Products (including information on the actions required to ensure that such assembly and use is safe and without risk to health) will be available to and will be applied by its employees and contractors and, in relation to use, will be made available to its customers;

1.1.10	in relation to all persons affected or likely to be affected by assembly and use of the Products, take such steps as are reasonably practicable to ensure health and safety;
ASA Terms & Conditions

1.1.11	take such steps as are reasonably practicable to avoid any harm to the environment arising directly or indirectly from the installation and use of the Products; and

1.1.12	give prompt written notice to the Company of the addresses of each location where Products are stored and of each facility established by Authorized Sales Agent to promote, market, distribute, sell, deliver, assemble and service the Products. The Company may inspect the operations at such locations and facilities upon reasonable notice.
1.2	The Authorized Sales Agent must inform the Company as soon as reasonably practicable where it:
1.2.1	supplies to any person or, organization (whether in the trade or not) display materials for the Products or any equipment intended for use as a display model; or

1.2.2	displays any of the Products in a premises other than a showroom of the Authorized Sales Agent in the Territory/Market Segment,
The Company shall have the right to request that the Authorized Sales Agent obtain the return of the display materials, any equipment intended for use as a display mode, or the Products above mentioned.
1.3	The Authorized Sales Agent will deliver and assemble all the Products sold by the Company.
1.4	The Authorized Sales Agent undertakes to give service or arrange with a Field Service Provider for service, promptly and efficiently, to every Product which:
1.4.1	it has sold;

1.4.2	it has assembled;

1.4.3	is already assembled in the Territory/Market Segment at the date of this Agreement and where products were not supplied by the Authorized Sales Agent such works are not carried out under warranty; and

1.4.4	in the event that this Agreement becomes non-exclusive to the Authorized Sales Agent, a Product which has already been assembled in the Territory/Market Segment by another Authorized Sales Agent or Field Service Provider, in the event that such Product has been assembled in the Territory/Market Segment by a Authorized Sales Agent from outside the Territory/Market Segment, and which it is reasonably required by the Company to service.
Installation and or service calls required or attention to rectify defective parts or follow up on installation, within the twelve month period following initial installation of a Product which has been sold by the Authorized Sales Agent, shall be carried out by the Authorized Sales Agent free of charge to customer. In order to carry out such first year services as required by the Warranty period the Company shall provide the Authorized Sales Agent with the necessary replacement parts free of charge.
ASA Terms & Conditions

In return for the provision of the first year Warranty services, the Authorized Sales Agent shall be remunerated by the Company in the amount of $5000.00 over and above any commissions established between the parties for sale activities.
1.5	The Authorized Sales Agent shall in the processes of assembling, installing and servicing the Products:
1.5.1	use only persons who have undergone adequate training and who in the Authorized Sales Agent’s reasonable opinion are suitable to carry out the work with reasonable skill and care provided that at least one such person shall have received training at a location designated by the Company (the Company being entitled to approve applicants for training and to require that further courses of training are undergone such approval and request not to be unreasonable withheld or exercised respectively). All such persons shall have obtained all appropriate certificates of competence from relevant public and professional bodies.

1.5.2	use only test equipment as required and approved under local law;

1.5.3	use only parts for Products, which have been purchased from or supplied by the Company, and accessories, which have been approved as to type and quality by the Company.
1.6	The Authorized Sales Agent will send to the Company via email a weekly listing of service calls preformed under warranty, including information on each new installation completed by the Authorized Sales Agent during that week. These details will not be used by the Company for soliciting service work.
1.7	The Authorized Sales Agent must promptly issue, complete and return to XSI the installation Checklist (see Attachments) for any installation completed by the Authorized Sales Agent or Field Service Provider.
2.	PRICES AND PAYMENT
2.1	The prices to be paid by the Authorized Sales Agent for the Products shall be as per the Company’s USA price list.
2.2	The Company shall have the right to modify its prices for the Products upon ninety (90) days prior written notice to the Authorized Sales Agent. The Authorized Sales Agent shall pay the modified price in respect of all Products ordered after the effective date of such price modification.
2.3	Payment for the Products shall be made by the Authorized Sales Agent within 30 days of the date of each relevant invoice date. Without limiting any other rights or remedies available to the Company under this Agreement or under applicable law, the failure of Authorized Sales Agent to pay any amounts on or prior to any due date thereof shall deem Authorized Sales Agent to be in breach and default of this Agreement and the entire amount of indebtedness owing by Authorized Sales Agent to the Company (including any and all amounts owing under all outstanding sales transactions and invoices) shall be deemed delinquent and in default and immediately due and payable without any requirement for any notice or demand. An additional delinquency charge of 1.5% per month (18% per annum), but not to exceed the lawful maximum, may be added by the Company on all delinquent amounts until all amounts are paid in full, and the Company shall have the right to revoke any credit or Open Account and require prior payment (cash in advance terms) or C.O.D. on any pending or future sales. Authorized Sales Agent shall have no right to withhold, deduct or set off any payments to compensate for any
ASA Terms & Conditions

claims against the Company. Any checks not honored by the bank shall be subject to bank charges each time it is returned, and future sales may be subject to cash terms. In case of partial delivery, the payment terms shall apply pro-rata to each delivery. If any delivery is delayed at the request of Authorized Sales Agent payments shall become due as if the delivery had been made.

3.	RESALE PRICES
The Authorized Sales Agent shall be free to fix its resale prices for the Products. However, the Authorized Sales Agent shall not sell the Products for less than the Manufacturer’s Suggested Retail Price established by the Company, without specific written authorization from the Company. The Company may also, from time to time, recommend to the Authorized Sales Agent terms to apply when selling the Products.
Authorized Sales Agent and the Company each represent and warrant that each is entering into this Agreement for its own, singular interests. Neither Authorized Sales Agent nor the Company is involved or engaged in any efforts to coordinate, collude, or conspire with the other party or any third parties concerning the creation or maintenance of control over prices or supplies. Neither Authorized Sales Agent nor the Company is entering into this Agreement to damage its competitors or to force its competitors out of business. Likewise, neither Authorized Sales Agent nor the Company has impliedly or expressly required the other party to refrain from or refuse to deal with any of the parties’ competitors in order to receive the benefits of this Agreement. Authorized Sales Agent and the Company have entered into this Agreement with the good faith belief that this Agreement will not have any anti-competitive effect. To the extent that an anti-competitive effect results from this Agreement, the parties agree to take all necessary and reasonable measures to amend the Agreement to eliminate adverse effects on competition.
3.1	Authorized Sales Agent price for the XT250 is $129,000.00. MSRP is $179,000.00.

4.	Territory or Market Segment
The term “Territory” and/ or Market Segment (s)” as used in this Agreement are defined as:
Mississippi, Alabama and the following Florida counties to include: Hamilton, Suwannee, Lafayette, Gilchrist, Alachua, Madison, Union, Columbia, Baker, Nassau, Duval, Clay, St. Jones, Putnam, Flagler, Marion, Volusia, Lake, Seminole, Orange, Osceola, Brevard, Indian River, Manatee, Hardee, Highlands, Okeechobee, St. Lucie, Martin, Palm Beach, Broward, Miami-dade, Monroe, Collier, Hendry, Lee, Charlotte, Glades, Desoto and Sarasota.

5.	SALES OUTSIDE THE TERRITORY/MARKET SEGMENT
The Authorized Sales Agent may not accept or solicit business or orders outside the Territory/Market Segment. Authorized Sales Agent will immediately notify the Company of all orders and inquiries for sales, service and installation for outside the Territory/Market Segment.
6.	MINIMUM PURCHASES BY AUTHORIZED SALES AGENT

6.1	The Authorized Sales Agent undertakes to purchase a minimum of one(1) XT-250’s during the first calendar year of this Agreement, including at least one (1) by no later than December, 2008. In each foregoing twelve month period during the term of this Agreement, the parties shall consult together in good faith with a view to reach agreement on a reasonably amended minimum quantity to be purchased by the Authorized Sales Agent during the next following calendar year.
ASA Terms & Conditions

6.2	If Authorized Sales Agent fails in respect of any quarter/year to purchase the prescribed or agreed minimum quantity of the Products specified in Attachment I, Section 5.1, then the Company shall be entitled, in its sole discretion, to (a) appoint such other Authorized Sales Agent or Authorized Sales Agents of the Products in the Territory/Market Segment as the Company sees fit, in its sole discretion, (b) sell the Products directly in the Territory/Market Segment without compensation to the Authorized Sales Agent as required by Section 1.2 and/or (c) terminate the term of this Agreement.

7.	Company will offer Authorized Sales Agent a one year marketing allowance beginning in January 2008.

The allowance will be paid in quarterly increments on pre-approved marketing expenses relating exclusively to the sale of Company’s products incurred during that calendar quarter.

The quarterly expenses will not exceed $3,500.00; the one year total allowance will not exceed $15,000.00.

Relevant marketing expenses include advertising, promotional materials and sales aids for Company’s products.

Authorized Sales Agent must submit invoices within 30 days of close of the calendar quarter. Reimbursement to be made within 30 days.

INT ASA

INT XSI

Date 3/7/08
ASA Terms & Conditions

Remetronix, Inc. and XStream Systems Inc.
Authorized Sales Agent
ATTACHMENT 1, Amendment 1
Terms and Conditions Amendment 1
1.	Pursuant to Attachment 1, Section 7 in ASA Agreement, XSI Agrees to accept Marketing Expenses incurred by Remetronix beginning in August 1, 2007 to March 31, 2008 for its first quarterly allowance. The quarterly amount is not to exceed $3,500 and must follow the stipulations of Attachment 1, Section 7 of the Terms and Conditions.

2.	If Remetronix has not sold its original XT250 unit, placed in 2007 by September 30, 2008. XSI agrees to include the placement of the unit into the next XSI placement of multiple units (in excess of three XT250 systems) that are placed within their market/territory.

Remetronix will split the gross profits of the sale with XSI. Gross profits, being defined for purposes of this amendment, as the amount of the sale price of the original XT250 unit minus the original price of the unit.

INT ASA

INT XSI

Date 3/7/08
ASA Terms & Conditions-Remetronix- Attachment 1, Amendment 1

Remetronix, Inc. and XStream Systems Inc.
Field Service Provider
ATTACHMENT 1A
Terms and Conditions
1.	FIELD SERVICE PROVIDER DUTIES:

1.1	The Field Service Provider shall use its best efforts to deliver, assemble and service the Products within the Territory/Market Segment. Without limiting the generality of the foregoing, the Field Service Provider shall:
1.1.1	properly store and care for the Products purchased/placed pursuant to this Agreement and protect such Products from damage or destruction from any cause;

1.1.2	use any point of sale package supplied by the Company in the appropriate local language for the Territory/Market Segment (i.e. English) including posters and in store merchandising materials, which shall be displayed on the Field Service Provider’s premises;

1.1.3	use replacement point of sale materials from the Company as and when supplied;

1.1.4	provide and/or coordinate technical support and training programs in the proper use of, the Products;

1.1.5	not remove or alter any label, marking or package insert, or add any label, marking or sticker to a label, marking or package insert, that is on any Product or related packaging without the Company’s prior written consent;

1.1.6	cooperate with the Company to meet all requirements of the applicable regulatory agencies relating to the manufacture of the Products, including good manufacturing practices and other requirements of such regulatory agencies;

1.1.7	cooperate with the Company if the Company is required to file and seek product registrations and regulatory approvals for the sale of the Products in any jurisdiction within the Territory/Market Segment (all such registrations and approvals shall be in the name of the Company);

1.1.8	employ representatives to be engaged, as to the whole or some reasonably substantial part of its time, in the delivering, assembling and servicing of the Products;

1.1.9	ensure that all information supplied by the Company on the assembly and use of the Products (including information on the actions required to ensure that such assembly and use is safe and without risk to health) will be available to and will be applied by its employees and contractors and, in relation to use, will be made available to its customers;

1.1.10	in relation to all persons affected or likely to be affected by assembly and use of the Products, take such steps as are reasonably practicable to ensure health and safety;

1.1.11	take such steps as are reasonably practicable to avoid any harm to the environment arising directly or indirectly from the installation and use of the Products; and

1.1.12	give prompt written notice to the Company of the addresses of each location where Products are stored and of each facility established by Field Service Provider to deliver, assemble and service the Products. The Company may inspect the operations at such locations and facilities upon reasonable notice.
1.2	The Field Service Provider must inform the Company as soon as reasonably practicable where it:
1.2.1	supplies to any person or, organization (whether in the trade or not) display materials for the Products or any equipment intended for use as a display model; or

1.2.2	displays any of the Products in a premises other than a showroom of the Field Service Provider in the Territory/Market Segment,
1.3	The Field Service Provider will deliver and assemble all the Products sold by the Company.

1.4	The Field Service Provider undertakes to give service, promptly and efficiently, to every Product which:
1.4.1	it has delivered;

1.4.2	it has assembled;

1.4.3	is already assembled in the Territory/Market Segment at the date of this Agreement and where products were not supplied by the Field Service Provider such works are not carried out under warranty; and

1.4.4	in the event that this Agreement becomes non-exclusive to the Field Service Provider, a Product or which has already been assembled in the Territory/Market Segment by another Field Service Provider or Authorized Sales Agent or in the event that such Product has been assembled in the Territory/Market Segment by a Field Service Provider from outside the Territory/Market Segment, and which it is reasonably required by the Company to service.
Installation and or service calls required or attention to rectify defective parts or follow up on installation, within the twelve month period following initial installation of a Product which has been sold by the Company, shall be carried out by the Field Service Provided free of charge to customer. In order to carry out such first year services as required by the Warranty period the Company shall provide the Field Service Provider with the necessary replacement parts free of charge.
In return for the provision of the first year Warranty services, the Field Service Provider shall be remunerated by the Company in the amount of $10,000.00, following completed installation, for performance of install and Warranty Services.

1.5	The Field Service Provider shall in the processes of assembling, installing and servicing the Products:
1.5.1	use only persons who have undergone adequate training and who in the Field Service Provider’s reasonable opinion are suitable to carry out the work with reasonable skill and care provided that at least one such person shall have received training at a location designated by the Company (the Company being entitled to approve applicants for training and to require that further courses of training are undergone such approval and request not to be unreasonable withheld or exercised respectively). All such persons shall have obtained all appropriate certificates of competence from relevant public and professional bodies.

1.5.2	use only test equipment as required and approved under local law;

1.5.3	use only parts for Products, which have been purchased from or supplied by the Company, and accessories, which have been approved as to type and quality by the Company.
1.6	The Field Service Provider will send to the Company at the end of each month a list giving the name and address (including zip code) of each new installation completed by the Field Service Provider during that month. These details will not be used by the Company for soliciting service work.
1.7	The Field Service Provider must promptly issue, complete and return to XSI the installation Checklist (see Attachments) for any installation completed by the Field Service Provider.
2.	PRICES AND PAYMENT:
2.1	The prices to be paid by the Field Service Provider for the Products/Parts shall be as per the Company’s USA Field Service Provider service price list.
2.2	The Company shall have the right to modify its prices for the Products upon ninety (90) days prior written notice to the Field Service Provider. The Field Service Provider shall pay the modified price in respect of all Products ordered after the effective date of such price modification.
2.3	Payment for the Products shall be made by the Field Service Provider within 30 days of the date of each relevant invoice date. Without limiting any other rights or remedies available to the Company under this Agreement or under applicable law, the failure of Field Service Provider to pay any amounts on or prior to any due date thereof shall deem Field Service Provider to be in breach and default of this Agreement and the entire amount of indebtedness owing by Field Service Provider to the Company shall be deemed delinquent and in default and immediately due and payable without any requirement for any notice or demand. An additional delinquency charge of 1.5% per month (18% per annum), but not to exceed the lawful maximum, may be added by the Company on all delinquent amounts until all amounts are paid in full, and the Company shall have the right to revoke any credit or Open Account and require prior payment (cash in advance terms) or C.O.D. on any pending or future sales and service agreements. Field Service Provider shall have no right to withhold, deduct or set off any payments to compensate for any claims against the Company. Any checks not honored by the bank shall be subject to bank charges each time it is returned, and future sales may be subject to cash terms. In case of partial delivery, the payment terms shall apply pro-rata to each delivery. If any delivery is delayed at the request of Field Service Provider, payments shall become due as if the delivery had been made.

3.	RESALE PRICES:
The Field Service Provider shall be free to fix its resale prices for the Products. However, the Field Service Provider shall not sell the Products for less than the Manufacturer’s Suggested Retail Price established by the Company, without specific written authorization. The Company may also, from time to time, recommend to the Field Service Provider terms to apply when selling the Products.
Field Service Provider and the Company each represent and warrant that each is entering into this Agreement for its own, singular interests. Neither Field Service Provider nor the Company is involved or engaged in any efforts to coordinate, collude, or conspire with the other party or any third parties concerning the creation or maintenance of control over prices or supplies. Neither Field Service Provider nor the Company is entering into this Agreement to damage its competitors or to force its competitors out of business. Likewise, neither Field Service Provider nor the Company has impliedly or expressly required the other party to refrain from or refuse to deal with any of the parties’ competitors in order to receive the benefits of this Agreement. Field Service Provider and the Company have entered into this Agreement with the good faith belief that this Agreement will not have any anti-competitive effect. To the extent that an anti-competitive effect results from this Agreement, the parties agree to take all necessary and reasonable measures to amend the Agreement to eliminate adverse effects on competition.
4.	TERRITORY AND/OR MARKET SEGMENT:
The term “Territory” and/ or Market Segment (s)” as used in this Agreement are defined as:
     Mississippi, Alabama, Georgia, Florida and South Carolina
5.	SALES OUTSIDE THE TERRITORY/MARKET SEGMENT:
The Field Service Provider may not accept or solicit business or orders outside the Territory/Market Segment. Field Service Provider will immediately notify the Company of all orders and inquiries for sales, service and installation for outside the Territory/Market Segment.
INT ASA

INT XSI

Date 3/7/08